CERTIFICATE OF OWNERSHIP

OF

VORTEX RESOURCES CORP.
(a Delaware corporation)

AND

YASHENG ECO-TRADE CORPORATION
(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST:  That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Vortex Resources Corp.	Delaware

Yasheng Eco-Trade Corporation	Delaware

SECOND:  That 100% of the outstanding stock of Yasheng Eco-Trade Corporation is owned by Vortex Resources Corp.

THIRD:  That the name of the surviving corporation of the merger is Vortex Resources Corp., which will continue its existence as said surviving corporation under the name Yasheng Eco-Trade Corporation

FOURTH:  That the Certificate of Incorporation of Vortex Resources Corp., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

       “FIRST:  The name of the corporation is Yasheng Eco-Trade Corporation”

FOURTH"  That the members of the Board of Directors of Vortex Resources Corp. unanimously adopted the following resolution by written consent on the 19th day of May, 2009:

RESOLVED, that the Company's wholly-owned subsidiary, Yasheng Eco-Trade Corporation, be merged with and into the Company, and that upon the filing of the appropriate certificate of Ownership with the Secretary of State of the State of Delaware, the Company's name shall be changed to Yasheng Eco-Trade Corporation

FIFTH:  This merger shall be effective on June 3, 2009.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 19th day of May, 2009.

VORTEX RESOURCES CORP.

By:	/s/ Yossi Attia
Name: Yossi Attia
Title: Chief Executive Officer

YASHENG ECO-TRADE CORPORATION

By:	/s/ Yossi Attia
Name: Yossi Attia
Title: President